Exhibit 99.1

Submarine Buyer LLC	07/30/2026
By: Submarine Buyer Holdco LLC, its sole member
By: Boardwalk I Aggregator L.P., its managing member
By: BCP 9 Holdings Manager L.L.C., its general partner

By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

Boardwalk II Aggregator L.P.	07/30/2026
By: BCP 9 Holdings Manager L.L.C., its general partner

By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

Submarine Buyer Holdco LLC	07/30/2026
By: Boardwalk I Aggregator L.P., its managing member
By: BCP 9 Holdings Manager L.L.C., its general partner

By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

Boardwalk I Aggregator L.P.	07/30/2026
By: BCP 9 Holdings Manager L.L.C., its general partner

By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

BCP 9 Holdings Manager L.L.C.	07/30/2026

By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

Blackstone Management Associates IX L.P.	07/30/2026
By: BMA IX L.L.C., its general partner

By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

BMA IX L.L.C.	07/30/2026

By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory